UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2015 (October 14, 2015)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2015, the Board of Directors (the Board) of EQT Corporation (the Company) amended and restated the Company’s bylaws (the Restated Bylaws) to implement “proxy access” and adopt certain other amendments, as described below.  The Restated Bylaws are effective immediately.

The proxy access process under the Restated Bylaws will first be available to the Company’s shareholders in connection with the Company’s 2017 annual meeting of shareholders.  Under this process, which is primarily set forth in a new Section 1.11 to Article I of the Restated Bylaws, a shareholder, or group of twenty or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in the Company’s annual meeting proxy materials director nominees constituting the greater of (i) two and (ii) 20% of the Board.   Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the Restated Bylaws, including the requirement that the Company must receive notice of such nominations not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders.

The Restated Bylaws also:

•                  Amend Article I, Section 1.03 to eliminate provisions that are no longer necessary related to the phased-in implementation of annual elections for directors;

•                  Amend Article I, Section 1.07 to permit notices to shareholders to be delivered electronically when permitted by applicable law;

•                  Amend Article I, Sections 1.08 and 1.09 to provide certain clarifications, updates and conforming changes to the requirements for advance notice of shareholder business and shareholder nominations of directors;

•                  Amend Article II, Section 2.04 to change the period of time within which the Board must fix a record date prior to the date of a shareholder meeting, the date fixed for payment of a dividend or the date of any other allotment of shareholder rights, from 70 days to 90 days;

•                  Add a new Article VIII to designate the state and federal courts sitting in the judicial district of the Commonwealth of Pennsylvania in which the registered office of the Company is located as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Pennsylvania Business Corporation Law or the Company’s Restated Articles of Incorporation or Restated Bylaws, or (iv) any other action involving claims governed by the internal affairs doctrine; and

•                  Include certain other clarifications, updates and other non-substantive changes.

The Restated Bylaws did not require shareholder approval.  Clean and marked copies of the Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2.  The forgoing descriptions of the bylaw amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Bylaws filed herewith and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of EQT Corporation (Amended through October 14, 2015)
3.2	Amended and Restated Bylaws of EQT Corporation (Amended through October 14, 2015) (Marked Version)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: October 15, 2015	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	EQT Corporation Amended and Restated Bylaws (Amended through October 14, 2015)
3.2	EQT Corporation Amended and Restated Bylaws (Amended through October 14, 2015) (Marked Version)